                                                                    Exhibit 23



The Board of Directors
CE Software Holdings, Inc.:

We consent to incorporation by reference in the registration statement (Nos 33-54210 and 33-41037) on Form S-8 of CE Software Holding, Inc. of our report dated November 8, 1996, relating to the consolidated balance sheets of CE Software Holdings, Inc. and subsidiaries as of September 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1996, which report appears in the September 30, 1996 Form 10-KSB of CE Software Holdings, Inc.



                                     						/s/ KPMG Peat Marwick LLP

                                     						KPMG Peat Marwick LLP




Des Moines, Iowa
December 23, 1996


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